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                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                         METROPOLITAN SERIES FUND, INC.

                    (Amended and Restated as of May 8, 2003)

                                    ARTICLE I

                            Meetings of Stockholders

         Section 1. Annual Meeting. The Corporation is not required to hold an annual meeting of stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940. If the Corporation is required to hold a meeting of stockholders to elect directors in accordance with the previous sentence, the meeting shall be designated as the annual meeting of stockholders for the fiscal year of the Corporation in which the meeting is held. Such meeting of stockholders to elect directors shall be held no later than 120 days after the occurrence of the event requiring the meeting. Any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice, except such business as is specifically required by statute to be stated in the notice.

         Section 2. Special Meetings. At any time in the interval between annual meetings, special meetings of the stockholders, unless otherwise provided by law or by the Charter, may be called for any purpose or purposes by a majority of the Board of Directors, the Chairman of the Board or the President.

         Section 3. Place of Meeting. An annual meeting and any special meeting of the stockholders shall be held at such place as the Board of Directors may from time to time determine.

         Section 4. Notice of Meetings; Waiver of Notice. Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and the purpose or purposes of each special meeting shall be given not less than 10 nor more than 90 days before the date of such meeting, to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting. The Board of Directors may fix, in advance, a record date which shall not be less than 10 nor more than 90 days before the date of such meeting. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder's residence or usual place of business, mailed to the stockholder at the stockholder's address or transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means, in all cases as such address appears on the records of the Corporation. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid.

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         Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. When a meeting is adjourned to another time and place, unless the Board of Directors, after the adjournment, shall fix a new record date for an adjourned meeting, or the adjournment is for more than 120 days after the original record date, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

         Section 5. Quorum. At all meetings of the stockholders, the holders of a majority of the shares of stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by the Charter or these Bylaws. In the absence of a quorum no business may be transacted, except that the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time to a date not more than 120 days after the original record date, without notice other than announcement thereat except as otherwise required by these Bylaws, until the holders of the requisite amount of shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholder.

         Section 6. Organization. At each meeting of the stockholders, the Chairman of the Board, or in his or her absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, a Vice President or any officer, shall act as chairman of the meeting. The Secretary, or in his or her absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

         Section 7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

         Section 8. Voting. Except as otherwise provided by statute or the Charter, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his or her name on the record of stockholders of the Corporation as of the record date determined pursuant to
Section 4 of this Article.

         Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act as proxy for the stockholder by (i) signing a writing authorizing such other person or persons to act as proxy, (ii) the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed by any reasonable means, including facsimile signature, or (iii) by transmitting, or authorizing the transmission of, an authorization for the person to act as proxy. The authorization may be transmitted by telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means. A copy, facsimile telecommunication or other reliable reproduction of the writing or transmission may be substituted for the original writing or

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transmission for any purpose for which the original writing could be used. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, the Charter or these Bylaws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action.

         If a vote shall be taken on any question other than the election of directors, which shall be by written ballot, then unless required by statute or these Bylaws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and shall state the number of shares voted.

         Section 9. Inspectors. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote in fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors, if any, shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

         Section 10. Consent of Stockholders in Lieu of Meeting. To the fullest extent permitted by law, whenever any action is required or permitted to be taken at a meeting of stockholders by law, by the Charter or by Bylaws, such action may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding stock having voting power. The Board of Directors may fix, in advance, a record date to express consent to any corporate action in writing, not more than 90 days prior to any such action. If no such record date is fixed, the record date shall be the date on which the first written consent is received.

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                                   ARTICLE II

                               Board of Directors

         Section 1. General Powers. Except as otherwise provided in the Charter, the business and affairs of the Corporation shall be managed under the direction of its Board of Directors. The Board may exercise all the powers of the Corporation and do all such lawful acts and things as are not by statute or the Charter directed or required to be exercised or done by the stockholders.

         Section 2. Number of Directors. The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the Directors then in office; provided, however, that the number of directors shall in no event be less than the minimum number required by the Maryland General Corporation Law nor more than ten (10). Any vacancy created by an increase in directors may be filled in accordance with Section 6 of this Article
II. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his or her term unless such director is specifically removed pursuant to Section 5 of this Article II at the time of such decrease. Directors need not be stockholders.

         Section 3. Election and Term of Directors. Except as otherwise provided in Sections 4 and 5 of this Article, the Directors shall be elected at each annual meeting of the stockholders to hold office until the next annual meeting of stockholders and until successors have been elected and have qualified. Each Director shall hold office until the expiration of the term for which such Director is elected and until a successor has been elected and has qualified, or until such Director's earlier death, resignation or removal. At each meeting of the stockholders for the election of Directors, at which a quorum is present, the Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in such election. Members of the initial Board of Directors shall hold office until the first annual meeting of stockholders or until their successors have been elected and qualified. The Board of Directors shall select one of its members to serve as Chairman of the Board. The Chairman shall preside at all meetings of the Board of Directors.

         Section 4. Resignation. A Director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board or the Chairman of the Board or the President, a Vice President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5. Removal of Directors. Any Director of the Corporation may be removed with or without cause by the stockholders by a vote of a majority of the votes entitled to be cast for the election of Directors at any meeting of stockholders, duly called and at which a quorum is present.

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         Section 6. Vacancies. Any vacancies in the Board, whether arising from death, resignation, removal, an increase in the number of Directors or any other cause, shall be filled by a vote of the majority of the Directors then in office even though such majority is less than a quorum, provided that no vacancies shall be filled by action of the remaining Directors, if after the filling of said vacancy or vacancies, less than two-thirds of the Directors then holding office shall have been elected by the stockholders of the Corporation. In the event that at any time, other than the time preceding the first meeting of shareholders, less than a majority of the Directors holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly, and in any event within sixty (60) days, for the purpose of electing Directors to fill any existing vacancies in the Board of Directors (unless the Securities and Exchange Commission by order extends such period). Any Directors elected or appointed by the Directors to fill a vacancy shall hold office only until the next annual meeting of stockholders of the Corporation and until a successor shall have been chosen and qualifies or until his or her earlier resignation and removal.

         Section 7. Place of Meetings. Meetings of the Board may be held at such place as the Board may from time to time determine or as shall be specified in the notice of such meeting.

         Section 8. Regular Meetings. The Board from time to time may provide for the holding of regular meetings and fix the place (which may be within or without the State of Maryland) and time of such meetings. Notice of regular meetings need not be given, except that if the Board shall change the time or place of any regular meeting, notice of such action shall be promptly communicated personally or by telephone or sent by first class mail, courier, overnight mail, telegram, facsimile or other electronic means to each Director who shall have not been present at the meeting at which such action was taken, addressed to such Director at such Director's residence, usual place of business or other address designated with the Secretary for such purpose.

         Section 9. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the President, or in the absence or disability of both, by any Vice President, or by the Secretary at the request of any two (2) Directors, at such place (within or without the State of Maryland) as may be specified in the respective notices or waivers of notice of such meeting. Except as otherwise provided by law, a notice of each special meeting, stating the time and place thereof, shall be sent by mail or courier to each Director addressed to such Director's residence, usual place of business or other address designated with the Secretary for such purpose, at least two (2) business days before the special meeting is to be held, or shall be sent to such Director by overnight mail, telegram, facsimile or other electronic means or delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Notice may be waived in accordance with Section 10 of this Article.

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         Section 10. Waiver of Notice of Meetings. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice or who shall attend such meeting. Except as otherwise specifically required by law or by these Bylaws, a notice or waiver of notice of any meeting need not state the purposes of such meeting.

         Section 11. Quorum and Voting. One-third, but not less than two (2), of the members of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise required by statute, the Charter, these Bylaws or other applicable laws and regulations, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other Directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

         Section 12. Organization. The Board shall, by resolution adopted by a majority of the entire Board, designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to preside at a meeting, the President, or, in his or her absence or inability to act, another Director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his or her absence or inability to act, any person appointed by the chairman of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

         Section 13. Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the consents are filed with the minutes of the proceedings of the Board or committee.

         Section 14. Compensation. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.

         Section 15. Manner of Acting. To the extent consistent with law, the Charter and these Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the property, affairs and business of the Corporation as the Board may deem appropriate. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

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                                   ARTICLE III

                                   Committees

         Section 1. Executive Committee. The Board may designate an Executive Committee consisting of two (2) or more of the Directors of the Corporation, which committee shall have and may exercise all the powers and authority of the Board with respect to all matters other than:

         (a) the recommendation to stockholders of any action requiring authorization of stockholders pursuant to statute or the Charter;

         (b) the filling of vacancies on the Board of Directors;

         (c) the fixing of compensation of the Directors for serving on the Board or on any committee of the Board, including the Executive Committee;

         (d) the approval or termination of any contract with an investment adviser or principal underwriter, as such terms are defined in the Investment Company Act of 1940, as amended, or the taking of any other action required to be taken by the Board of Directors by the Investment Company Act of 1940, as amended;

         (e) the amendment or repeal of these Bylaws or the adoption of new Bylaws;

         (f) the amendment or repeal of any resolution of the Board which by its terms may be amended or repealed only by the Board;

         (g) the declaration of dividends;

         (h) the approval of any merger or share exchange which does not require shareholder approval; and

         (i) the issuance of capital stock of the Corporation, except to the extent permitted by the Maryland General Corporation Law.

         The Executive Committee shall keep written minutes of its proceedings and shall report such minutes to the Board. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

         Section 2. Other Committees of the Board. The Board of Directors may from time to time designate one or more other committees of the Board, each such committee to consist of such number of Directors and to have such powers and duties as the Board of Directors may, by resolution (including a resolution adopting a charter for any such committee), prescribe.

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         Section 3. General. Except as otherwise specifically provided in the resolutions constituting a committee of the Board and providing for the conduct of its meetings, one-third, but not less than two (2), of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board may designate a chairman of any committee and such chairman or any two (2) members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority or power of the Board in the management of the business or affairs of the Corporation.

         Except as specifically provided in the resolutions constituting a committee of the Board and providing for the conduct of its meetings or in the charter of such committee adopted by the Board, notice of each committee meeting, stating the time and place thereof, shall be mailed to each committee member addressed to such member's residence, usual place of business, or other address designated with the Secretary for such purpose, at least two (2) business days before the meeting is to be held, or shall be sent to such committee member at such place by overnight mail, telegram, facsimile or other electronic means or delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Notice may be waived in accordance with Section 10 of Article II.

                                   ARTICLE IV

                         Officers, Agents and Employees

         Section 1. Term and Titles. The officers of the Corporation shall be elected or appointed by the Board of Directors and shall hold office at the pleasure of the Board or until the election or appointment and the qualification of a successor. There shall be a President, one or more Vice Presidents (one or more of whom may be designated Senior Vice President), a Secretary and a Treasurer. The Board of Directors may also elect or appoint such other officers and agents, having such titles and with such responsibilities (including but not limited to Assistants of the titles previously mentioned) as it deems appropriate. The Board of Directors from time to time may delegate to the chief executive officer the power to appoint each such officer or agent and to prescribe their respective rights, terms of office, authorities and duties. Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall act in more than one capacity to execute, acknowledge or verify any instrument required by law to be executed, acknowledged or verified in more than one capacity.

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         Section 2. Chief Executive Officer. The Board of Directors may from time to time determine who among the officers, and in what order, shall act as chief executive officer. In the absence of such determination, the President shall be the chief executive officer. Subject to the control of the Board and to the extent not otherwise prescribed by these Bylaws, the chief executive officer shall supervise the carrying out of the policies adopted or approved by the Board, shall exercise a general supervision and superintendence over all the business and affairs of the Corporation and shall possess such other powers and perform such other duties as may be incident to the office of chief executive officer.

         Section 3. Resignations. Any officer may resign at any time by delivering a signed notice of resignation to the Board of Directors, the Chairman of the Board, the President, a Vice President or the Secretary. Such resignation shall take effect upon the later of delivery or the date specified therein.

         Section 4. Removal of Officer, Agent or Employee. Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate such power of removal as to agents and employees not elected or appointed by the Board of Directors. Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

         Section 5. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these Bylaws for the regular election or appointment to such office.

         Section 6. Compensation. The compensation, if any, of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his or her control.

         Section 7. Bonds or other Security. If required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety or sureties as the Board may require.

         Section 8. The President. The President shall have the following powers and duties:

         (a) to be the chief operating officer of the Corporation, and, subject to the direction of the Board of Directors and (if the President is not also the chief executive officer) the chief executive officer, to have general charge of the operations of the business, affairs and property of the Corporation and of its officers, employees and agents; and

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         (b) subject to these Bylaws, the President shall exercise all powers and perform all duties incident to the office of president and chief operating officer of a corporation, and shall exercise such other powers and perform such other duties as from time to time may be assigned to the President by the Board or by the chief executive officer (if the President is not also the chief executive officer).

         Section 9. The Vice Presidents. Each Vice President shall exercise such powers and perform such duties as from time to time may be assigned to such Vice President by the Board of Directors, the chief executive officer or the President. In the absence or during the disability of the President, the Vice President so designated by the Board of Directors or by the President, or if no such designation shall have been made, then the senior ranking Vice President present, shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

         Section 10. The Treasurer and Assistant Treasurers. Except as may otherwise be provided by the Board of Directors, the Treasurer shall have the following power and duties:

         (a) to have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation;

         (b) to cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with other depositories;

         (c) to cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Article IX of these Bylaws) upon the depositories of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed;

         (d) to render to the Board of Directors or the chief executive officer whenever requested, a statement of the financial condition of the Corporation and of all the financial transactions of the Corporation;

         (e) to be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation; and

         (f) to perform all duties incident to the office of Treasurer, and such other duties as from time to time may be assigned to the Treasurer by the Board of Directors, the chief executive officer or the President.

         Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or Board of Directors may assign, and, in the absence of the Treasurer, an Assistant Treasurer may perform all the duties of the Treasurer.

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         Section 11. The Secretary and Assistant Secretaries. Except as may
otherwise be provided by the Board of Directors, the Secretary shall have the following powers and duties:

         (a) to keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors;

         (b) to cause all notices to the Board of Directors and stockholders to be duly given in accordance with the provisions of these Bylaws and as required by law;

         (c) to be the custodian of the records and of any seal of the Corporation. The Secretary may cause such seal (or a facsimile thereof) to be affixed to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these Bylaws, and when so affixed may attest the same;

         (d) to have charge of the stock books and ledgers of the Corporation;

         (e) to perform, in general, all duties incident to the office of Secretary and such other duties as may be given to the Secretary by these Bylaws or as may be assigned to the Secretary from time to time by the Board of Directors, the chief executive officer or the President; and

         (f) to the extent consistent with law, the Secretary may from time to time delegate performance of any one or more of the foregoing powers and duties, or powers and duties otherwise conferred upon the Secretary by these Bylaws, to one or more officers, agents or employees of the Corporation.

         Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, an Assistant Secretary may perform all the duties of the Secretary.

         Section 12. Delegation of Duties. In the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

         Section 13. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these Bylaws, or to the extent not so provided, by the chief executive officer and other officers acting pursuant to the chief executive officer's authority, except that in any event each officer shall exercise such powers and perform such duties as may be required by law. The chief executive officer may at any time suspend any officer, other than an officer who is a director, from any duties and authority for a period not exceeding 90 days.

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                                    ARTICLE V

                                 Indemnification

         (a) The Corporation shall indemnify or advance any expenses to Directors and officers to the extent permitted or required by the Maryland General Corporation Law, provided, however, that, except as specifically required by the Maryland General Corporation Law, the Corporation shall only be required to indemnify or advance expenses to any person other than a Director, to the extent specifically approved by resolution adopted by the Board of Directors in accordance with applicable law.

         (b) The indemnification provided hereunder shall continue as to a person who has ceased to be a Director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (c) Nothing contained in this Article shall be construed to protect any Director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties involved in the conduct of his office ("Disabling Conduct"). The means for determining whether indemnification shall be made shall be (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified ("Indemnitee") was not liable by reason of Disabling Conduct, or (ii) in the absence of such a decision, a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry), that the Indemnitee was not liable by reason of Disabling Conduct, by (a) the vote of a majority of a quorum of Directors who are neither "interested persons" of the Corporation nor parties to the proceeding ("Disinterested Non-Party Directors"), or (b) an independent legal counsel in a written opinion.

         (d) Nothing contained in this Article shall be construed to permit the advancement of legal expenses for the defense of a proceeding brought by the Corporation or its security holders against a Director or officer of the Corporation unless an undertaking is furnished by or on behalf of the Indemnitee to repay the advance unless it is ultimately determined that he is entitled to indemnification, and the Indemnitee complies with at least one of the following conditions: (i) the Indemnitee shall provide a security for his undertaking,
(ii) the Corporation shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Directors, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

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                                   ARTICLE VI

                                  Capital Stock

         Section 1. Issuance of Stock. The Board may authorize by resolution the issuance of some or all of any classes or series of stock of the Corporation with or without certificates. Each stockholder, if any, who is entitled to a certificate may request delivery of such a certificate or certificates in such form as shall be approved by the Board, representing the number of shares of stock of the Corporation owned by him, provided, however, that certificates for fractional shares will not be delivered in any case.

         Certificates representing shares of stock shall be signed by or in the name of the Corporation by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

         At the time of the issuance or the transfer of shares not having the right to certificates, the Corporation shall send the stockholder a written statement of the information otherwise required to be on certificates by the Maryland General Corporation Law.

         Section 2. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

         Section 3. Regulations. The Board may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

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         Section 4. Lost, Destroyed or Mutilated Certificates. The holder of any certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his or her legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

         Section 5. Fixing of a Record Date for Dividends and Distributions. The Board may fix, in advance, a date not more than 90 days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

                                   ARTICLE VII

                                      Seal

         The seal of the Corporation, if any, shall be in the form adopted by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or in placing the word "(seal)" adjacent to the signature of the authorized officer of the Corporation, or in any other lawful manner.

                                  ARTICLE VIII

                                   Fiscal Year

         Section 1. Fiscal Year. Unless otherwise determined by the Board, the fiscal year of the Corporation shall end on the 31st day of December in each year.

         Section 2. Books and records. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places (within or without the State of Maryland) as may be determined from time to time by the Board of Directors.

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                                   ARTICLE IX

                 Execution of Instruments and Borrowing of Money

         Section 1. Execution of Instruments. Except as may otherwise be provided in a resolution adopted by the Board of Directors, the Chairman of the Board, the President, any Vice President or the Treasurer may enter into any contract or execute and deliver any instrument and affix thereon the corporate seal in the name and on behalf of the Corporation. Any Vice President designated by a number or a word or words added before or after the title Vice President to indicate rank or responsibilities, but not an Assistant Vice President, shall be a Vice President for the purposes of this Article. The Board may authorize any officer, employee or agent to enter into any contract or execute and deliver any instrument and affix the corporate seal in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

         Section 2. Checks, Notes, Drafts etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

         Section 3. Loans. Except as otherwise contemplated by Article V hereof, no loan or advance shall be contracted on behalf of the Corporation, and no note, bond or other evidence of indebtedness shall be executed or delivered in its name, except as may be authorized by the Board of Directors. Any such authorization may be general or limited to specific loans or advances, or notes, bonds or other evidences of indebtedness. Any officer or agent of the Corporation so authorized may effect loans and advances on behalf of the Corporation, and in return for any such loans or advances may execute and deliver notes, bonds or other evidences of indebtedness of the Corporation.

         Section 4. Voting as Securityholder. The Chairman of the Board, the President and such other person or persons as the Board of Directors may from time to time authorize, shall each have full power and authority on behalf of the Corporation, to attend any meeting of securityholders of any corporation the stock of which is registered in the name of the Corporation, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock, and to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting, subject to such restrictions or limitations as the Board of Directors may from time to time impose.

         Section 5. Facsimile Signatures. The Board of Directors may authorize the use of a facsimile signature or signatures on any instrument. If any officer whose facsimile signature has been placed upon any form of instrument shall have ceased to be such officer before such instrument is issued, such instrument may be issued with the same effect as if such person had been such officer at the time of its issue.

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                                    ARTICLE X

                                   Amendments

         All Bylaws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment or repeal, and new Bylaws may be made, by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote. All Bylaws of the Corporation, other than this Section and any other Section that provides it may be amended or repealed only by the stockholders, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment or repeal, and new Bylaws may be made, by resolution adopted by a majority of the whole Board of Directors; provided, however that Bylaws which by their terms are subject to amendment or repeal only by the stockholders shall prevail over new Bylaws made by the Board of Directors. Notwithstanding anything herein to the contrary, no amendment or repeal of Article V of these Bylaws shall affect adversely any then existing rights of any Director or officer.

                                       16